EXHIBIT 10.1


                    CHANGE IN CONTROL SEVERANCE AGREEMENT
                    -------------------------------------

           THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") dated as of August 17, 2004 (the "Effective Date") is entered by and between Edward Wristen ("Executive") and First Health Group Corp., a Delaware corporation (the "Company").

                                  RECITALS:
                                  ---------
           A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

           B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

           C. The Board believes that it is imperative to provide the Executive with severance benefits upon the Executive's termination of employment following a Change of Control that provides the Executive with enhanced financial security and provides incentive and encouragement to the Executive to remain with the Company notwithstanding the possibility of a Change of Control.

           D. The Company  desires  to  provide  additional  inducement   for
 Executive to continue to remain in the employ of the Company.

                                  AGREEMENT
                                  ---------
           The Company and Executive hereby agree as follows:

           1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

                (a) "Affiliate" shall mean a domestic or foreign business entity controlled by, controlling, under common control with, or in a joint venture with, the applicable person or entity.

                (b) "Base Salary" shall mean the Executive's base salary, exclusive of bonus at the relevant time; provided, however, if the Executive is terminating employment because of a reduction in base salary under clause (i) of the definition of Good Reason, then Base Salary shall mean the Executive's base salary as in effect immediately prior to such reduction.

                (c) "Benefits" shall mean medical, dental, prescription drug, vision and group term life plans as are established by the Company and as in effect from time to time applicable to executives of the Company.

                (d) "Board" shall mean the Board of Directors of the Company.

                (e) "Cause" shall mean Executive's:

                     (i) Fraud,  misappropriation, embezzlement, or other act
           of  material  misconduct  against  the  Company  or  any  of   its
           Affiliates;

                     (ii) Substantial and willful failure to perform specific and lawful directives of the Board, as reasonably determined by the Board;

                     (iii) Willful and knowing violation of any rules or regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company;

                     (iv) Willful violation  of  the  Company's  policies  or
           standards  including  without  limitation,  Corporate   Compliance
           standards, confidentiality and nondisclosure; or

                     (v) Conviction of or plea of guilty or nolo contendere to a felony.

                (f) "Change in Control" shall mean the occurrence of any of the following events:

                     (i) The acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 50% or more of the combined voting power of the Company's then outstanding voting securities, other than

                          (A) an  acquisition  by  a  trustee  or  other
                fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

                          (B) an acquisition of voting securities by the
                Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

                          (C) an  acquisition   of   voting   securities
                pursuant to a transaction described in clause (ii) below that would not be a Change in Control under clause (ii);

           Notwithstanding the foregoing, neither of the following events shall constitute an "acquisition" by any person or group for purposes of this clause (i): an acquisition of the Company's securities by the Company which causes the Company's voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;

                     (ii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company's assets or
           (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

                          (A) which  results  in  the  Company's  voting
                securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                          (B) after   which   no    person   or    group
                beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

                     (iii)   shareholder   approval   of   a  liquidation  or
           dissolution of the Company.

           For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company's shareholders, and for purposes of clause (ii) above, the calculation of voting power shall be made as if the Closing Date were a record date for a vote of the Company's shareholders.

                (g) "Closing Date" shall mean the effective date of a Change in Control.

                (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (i) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

                (j) "Employment Agreement" shall mean that certain amended and restated employment agreement entered into by and between Executive and the Company dated August 17, 2004, as such agreement may be amended from time to time.

                (k) "Exercise Price" shall mean the exercise price per share of Common Stock subject to an Option.

                (l) "Good Reason" shall mean any of the following events which is not cured by the Company within 15 days after written notice thereof is provided to the Company by Executive: (i) a reduction in the aggregate amount of Executive's Base Salary or bonus opportunity by more than 5%; (ii) a material adverse change in Executive's duties, responsibilities, perquisites or authority without Executive's consent; or (iii) an involuntary relocation of Executive's principal place of business to a location more than 30 miles from Executive's current principal place of business. Executive must provide the Company with notice of "Good Reason" within 30 days after an event has occurred that Executive has Good Reason to terminate employment. If Executive does not provide written notice within 30 days of such event, the Executive will be deemed to have consented to the event and such event will no longer constitute Good Reason for purposes of this Agreement.

                (m) "Option" shall mean an option to purchase shares of Common Stock granted by the Company to Executive.

           2. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

           3. Severance Payment. In lieu of any severance payments Executive may be entitled to receive under the Employment Agreement or any other severance program of the Company, in the event Executive's employment with the Company is terminated by the Company other than for Cause or by the Executive for Good Reason during the period beginning on the Closing Date and ending on the second anniversary thereof, then subject to the terms and conditions set forth in this Section 3, the Executive shall be entitled to receive and the Company shall pay the Executive the following:

                (a) an amount equal to three times Base Salary, payable in twenty-four equal monthly installments in accordance with the Company's normal payroll practices;

                (b) continuation of Benefits upon the same terms as active employees of the Company for a period equal to the lesser of (i) twenty-four months, or (ii) the date Executive becomes entitled to receive Benefits under any subsequent employer's benefit and/or welfare plans, with such Benefit continuation being provided concurrent with and not in addition to any continuation coverage which is required by law;

                (c) up to $10,000 of outplacement assistance; and

                (d) vesting of each Option the Exercise Price of which is less than the fair market value of the underlying Common Stock.

           Executive's entitlements under this Section 3 and the Company's obligations to make such payments, provide such Benefits or vest the Options are subject to the Executive's execution and enforceability of a General Release of Claims in substantially the form attached as Exhibit A and Executive's compliance with the terms of Sections 6, 7 and 8 hereof. The amounts payable under this Section 3 shall be reduced by any amounts to which Executive may become entitled pursuant to any severance, separation, notice or termination payments on account of his or her employment or termination of employment with the Company, including, any payments required to be paid under any Federal, state or local law (except unemployment benefits payable in accordance with state law, payment pursuant to any employee benefit plan of the Company subject to the Employee Retirement Income Security Act of 1974, as amended, exercise of Options, or payment for unpaid Base Salary, bonus or unused but accrued vacation).

           If Executive's employment with the Company is terminated by reason of death, disability or for Cause, Executive shall not be entitled to any severance under the terms of this Agreement. In such circumstances severance, if any will be paid in accordance with the Employment Agreement.

           4. Stay Bonus. In the event that:

                (a) Executive continues his employment with the Company through the earlier of July 31, 2005 or the Closing Date, or

                (b) Executive's employment is terminated by the Company without Cause prior to the earlier of July 31, 2005 or the Closing Date, or

                (c) Executive terminates his employment with the Company for Good Reason.

           The Company shall pay to Executive a lump-sum cash bonus (the "Stay Bonus") equal to his Base Salary. The Stay Bonus shall be payable by the Company to Executive on the earlier of (i) the first payroll of the Company following July 31, 2005 or (ii) within 30 days following the Closing Date.

           5. Parachute Payments.

                (a) If it is determined (as hereafter provided) that Executive would be subject to the excise tax imposed by Code Section 4999 to which Executive would not have been subject but for any payment (collectively a "Payment") occurring pursuant to the terms of this Agreement or otherwise upon a Change in Control (a "Parachute Tax"), then Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any Parachute Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Parachute Tax imposed upon the Payment.

                (b) Subject to the provisions of Section 5(a) hereof, all determinations required to be made under this Section 5, including whether a Parachute Tax is payable by Executive and the amount of such Parachute Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the Audit Committee of the Board in existence immediately prior to the Change in Control. For purposes of making the calculations required by this Section, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code) and provided, however, that Executive shall be assumed to pay federal, state and local income taxes at the highest marginal bracket. The Accounting Firm shall be directed by the Company or Executive to submit its preliminary determination and detailed supporting calculations to both the Company and Executive within 15 calendar days after the determination date, if applicable, and any other such time or times as may be requested by the Company or Executive. If the Accounting Firm determines that any Parachute Tax is payable by Executive, the Company shall pay the required Gross-Up Payment to, or for the benefit of, Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Parachute Tax is payable by Executive, it shall, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Parachute Tax on his federal tax return. Any good faith determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and Executive absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction; provided, however, that no such determination shall eliminate or reduce the Company's obligation to provide any Gross-Up Payments that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of Code Section 4999 at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 5(f) hereof and Executive thereafter is required to make a payment of any Parachute Tax, Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

                (c) The   Company  and  Executive   shall  each  provide  the
      Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 5(b) hereof.

                (d) The Federal tax returns filed by Executive (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Parachute Tax payable by Executive. Executive shall make proper payment of the amount of any Parachute Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Executive's federal income tax return, the Accounting Firm determines in good faith that the amount of the Gross-Up Payment should be reduced, Executive shall within five business days pay to the Company the amount of such reduction.

                (e) The  fees and  expenses  of the  Accounting Firm  for its services in connection with the determinations and calculations contemplated by Sections 5(b) and (d) hereof shall be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company shall reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.

                (f) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an "excess parachute payment" within the meaning of Code Section 280G(b)(1), Executive shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but not later than 10 business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim;
      (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to Executive; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and
      (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for and against any Parachute Tax or income tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                (g) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis, and shall indemnify and hold Executive harmless, on an after tax basis, from any Parachute Tax (or other tax including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Executive is required to extend the statue of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Code Section 280G and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without Executive's consent if such position or resolution could reasonably be expected to adversely affect Executive unrelated to matters covered hereto.

                (h) If, after the receipt by Executive of an amount advanced by the Company in connection with the contest of the Parachute Tax claim, Executive receives any refund with respect to such claim, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, if the amount of that refund exceeds the amount advanced by the Company Executive may retain such excess. If, after the receipt by Executive of an amount advanced by the Company in connection with a Parachute Tax claim, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination such advance shall be deemed to be in consideration for services rendered after the Executive's termination of employment.

           6. Confidentiality. Executive agrees not to directly or indirectly use or disclose, for the benefit of any person, firm or entity other than the Company or its Affiliates, the "Confidential Business
 Information" of the Company. Confidential Business Information means information or material which is not generally available to or used by others or the utility or value of which is not generally known or recognized as a standard practice, whether or not the underlying details are in the public domain, including but not limited to its computerized and manual systems, procedures, reports, client lists, review criteria and methods, financial methods and practices, plans, pricing and marketing techniques as well as information regarding the Company's and its Affiliate's past, present and prospective clients and their particular needs and requirements, and their own confidential information.

           7. Restrictive Covenant. During Executive's employment and for a period of twelve months from the date of termination of Executive's employment, Executive will not directly or indirectly, within the United States or in any foreign market in which Executive was engaged in activities on behalf of the Company or its Affiliates, own, engage in or participate in, in any way, any business which is similar to or competitive with any actual or planned business activity engaged in or planned by the Company or its Affiliates at the time Executive's employment was terminated. However, this Agreement shall not prohibit ownership of up to 2% of the shares of stock of any such corporation whose stock is listed on a national securities exchange or is traded in the over-the-counter market.

           Executive will promptly notify Company of any business with whom Executive is associated or in which has an ownership interest during the twelve months following his termination and will provide Company with a description of Executive's duties or interests.

           For a period of twelve months following termination of employment, Executive will not directly or indirectly, for the purpose of selling services and/or products provided or planned by the Company or any Affiliate at the time the Executive's employment was terminated, call upon, solicit or divert any actual customer or prospective customer of the Company or any Affiliate, unless employed by Company to do so. An actual customer, for purposes of this Section, is any customer to whom the Company or any Affiliate provided services and/or products within one year prior to Executive's termination of employment. A prospective customer, for purposes of this Section, is any prospective customer to whom the Company or any Affiliate sought to provide services and/or products within one year prior to the date of Executive's termination of employment and Executive has had actual knowledge of or had access to such information, or was involved in such solicitation.

           8. Non-Solicitation of Employees. Executive further agrees that for a period of twelve months from the date of Executive's termination of employment Executive shall not directly or indirectly solicit or hire any person who is or was an employee of any of the Company or any Affiliate at any time during the twelve months prior to Executive's termination of employment.

           9. Remedies. In the event Executive breaches or threatens to breach Sections 6, 7 or 8 of this Agreement, in addition to other remedies it may have, the Company shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damages. Executive acknowledges that the Company's remedy at law is inadequate and that the Company will suffer irreparable injury if such conduct is not prohibited. In addition to injunctive relief and other remedies and damages, in the event Executive breaches Sections 6, 7 or 8 of this Agreement, the Executive shall be required to repay all amounts paid to Executive pursuant to Section 3(a) and the Company shall no longer be required to make any further payments or continue any Benefits under Section 3 as liquidated damages. The Company may elect to seek one or more remedies on a case-by-case basis in its sole discretion. Failure to seek any or all remedies in one case does not restrict the Company from seeking any remedies in another situation. Executive acknowledges that the liquidated damages shall be in addition to, and not exclusive of, any and all other rights and remedies the Company may exercise or be entitled to exercise under the law.

           Executive further agrees that the covenants contained in Sections 6, 7 and 8 shall be construed as separate and independent of other provisions of this Agreement and the existence of any claim by Executive against the Company shall not constitute a defense to the enforcement by the Company of either of these Sections.

           10.  Amendment to Employment Agreement. Except as provided in this
 Section 10, this Agreement amends the Employment Agreement with respect to obligations of the Company and rights of the Executive in the event of termination of the Executive's employment following a Change in Control as defined herein. In all other respects, including termination of the Executive's employment prior to a Change in Control, the Employment Agreement shall remain in effect.

           11.  Successors and Binding Agreement.

                (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, including, without limitation, any successor due to a Change in Control) to the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place; provided that no such express agreement should be required to the extent such obligation continuous with the Corporation or its successor by operation of law. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons directly or indirectly acquiring the business or assets of the Company in a transaction constituting a Change in Control (and such successor shall thereafter be deemed the "Company" for the purpose of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                (b) This Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b). Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

           12. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as FedEx, UPS, or DHL, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

           13. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

           14. Governing Law; Jurisdiction. The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against Executive, with respect to this Agreement, or any judgment entered by any court in respect of any of such suit, action or proceeding, may be brought in any court of competent jurisdiction in the State of Illinois, and Executive hereby submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

           15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements of the parties with respect to such subject matter. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

           16.  Counterparts.   This Agreement may be executed in one or more
 counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties have caused this Change in Control Severance Agreement to be duly executed and delivered as of the date first above written.

                               FIRST HEALTH GROUP CORP.


                               By: /s/   James C. Smith
                               ------------------------
                               Title:  Chairman of the Board



                               EXECUTIVE


                               /s/  Edward Wristen
                               ------------------------